Filed Pursuant to Rule 424(b)(5)

 Registration No. 333-232655

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has become effective by rule of the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 29, 2021

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated September 5, 2019)

          Shares

COMMON STOCK

We are offering           shares of our common stock, par value $0.001 per share, as described in this prospectus supplement and the accompanying prospectus. Our common stock is listed on the Nasdaq Global Select Market under the trading symbol “ECOR.” On June 28, 2021, the last reported sales price of our common stock on the Nasdaq Global Select Market was $1.58   per share. The actual offering price per share in this offering will be determined between us and the underwriters at the time of pricing, and may be at a discount to the current market price of the common stock.

Certain of our officers and directors and certain institutional investors have indicated an interest in participating in this offering at the public offering price. We anticipate that such persons will purchase in the aggregate approximately           shares of common stock offered hereby. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters could determine to sell fewer shares to them than they indicated an interest in purchasing or sell no shares to them, and they could determine to purchase fewer shares than they indicated an interest in purchasing or purchase no shares in this offering. The underwriters will receive a different underwriting discount on any shares purchased by such persons. See “Underwriting” for more information.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement, page 4 of the accompanying prospectus and the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any securities commission of any state or other jurisdiction has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public Offering price	$	$
Underwriting discount (1)	$	$
Proceeds, before expenses, to us	$	$

(1) In addition to the underwriting discount, we have agreed to reimburse the representative of the underwriters for certain expenses. See “Underwriting” for additional information regarding underwriting compensation.

We have granted the underwriters an option for a period of 45 days from the date of this prospectus supplement to purchase additional shares of our common stock up to 15% of the number of shares offered hereby on the same terms and conditions as set forth above, solely to cover over-allotments, if any. See “Underwriting” for more information.

We anticipate that delivery of the shares of common stock sold hereby will occur on or about           , 2021.

Sole Book-Running Manager

Ladenburg Thalmann

Co-Manager

Paulson Investment Company

The date of this prospectus supplement is June    , 2021.

TABLE OF CONTENTS

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT	i
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	ii
PROSPECTUS SUMMARY	S-1
RISK FACTORS	S-5
USE OF PROCEEDS	S-6
DIVIDEND POLICY	S-6
CAPITALIZATION	S-7
DILUTION	S-8
UNDERWRITING	S-9
EXPERTS	S-13
LEGAL MATTERS	S-13
WHERE YOU CAN FIND MORE INFORMATION	S-13
INFORMATION INCORPORATED BY REFERENCE	S-13

Prospectus

ABOUT THIS PROSPECTUS	1
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	1
ABOUT THE COMPANY	2
RISK FACTORS	4
USE OF PROCEEDS	4
RATIO OF EARNINGS TO FIXED CHARGES	4
PLAN OF DISTRIBUTION	5
DESCRIPTION OF DEBT SECURITIES	7
DESCRIPTION OF PREFERRED STOCK	16
DESCRIPTION OF CAPITAL STOCK	18
DESCRIPTION OF WARRANTS	24
DESCRIPTION OF RIGHTS	26
DESCRIPTION OF UNITS	27
EXPERTS	29
LEGAL MATTERS	29
WHERE YOU CAN FIND MORE INFORMATION	29
INFORMATION INCORPORATED BY REFERENCE	30

We have not, and the underwriters have not, authorized anyone to provide you with information different than that which is contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, if any, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement and the accompanying prospectus titled “Where You Can Find More Information” and “Information Incorporated by Reference.”

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus or any free writing prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus or any free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus or any free writing prospectus outside the United States.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated September 5, 2019, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement. You should assume that the information contained in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only and that any information we have incorporated by reference or included in the accompanying prospectus is accurate only as of the date given in the document incorporated by reference or as of the date of the prospectus, as applicable, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or any sale of our common stock. Our business, financial condition, liquidity, results of operations and prospects may have changed since that date.

In this prospectus supplement, unless otherwise stated or the context otherwise indicates, references to “ECOR,” “electroCore,” “the Company,” “we,” “us,” “our” and similar references refer to electroCore, Inc., a Delaware corporation, and its subsidiaries and affiliate.

The electroCore logo, gammaCore, gammaCore Sapphire and other trademarks of electroCore, Inc. appearing in this prospectus are the property of electroCore, Inc. All other trademarks, service marks and trade names in this prospectus supplement are the property of their respective owners. We have omitted the ® and ™ designations, as applicable, for the trademarks used in this prospectus supplement.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and certain information incorporated herein by reference contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed in the forward-looking statements. The statements contained in this prospectus supplement that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “would” and similar expressions or variations intended to identify forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements.

Factors that could cause or contribute to such differences include, but are not limited to, those included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, as well as those contained in our Annual Report on Form 10-K for the year ended December 31, 2020, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, including those described under “Risk Factors” herein and therein. Other risks may be described from time to time in our filings made under the securities laws, including our Current Reports on Form 8-K. There may be additional risks, uncertainties and factors that we do not currently view as material or that are not known. The forward-looking statements contained in this document are made only as of the date of this document. Except as required by law, we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, as well as those described elsewhere in this prospectus supplement and accompanying prospectus, and other factors that we may publicly disclose from time to time. Furthermore, such forward-looking statements speak only as of the date made.

ii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement. This summary does not contain all the information that you should consider before investing in our common stock. You should carefully read the entire prospectus supplement and accompany prospectus, including “Risk Factors”, and the information incorporated by reference into this prospectus supplement, before making an investment decision.

Overview

We are a commercial-stage medical device company with a proprietary non-invasive vagus nerve stimulation, or nVNS, therapy. nVNS is a platform bioelectronic medical therapy that modulates neurotransmitters and immune function through its effects on both the peripheral and central nervous systems. We are initially focused on neurology, and our therapy, gammaCore, is cleared by the FDA for use by adults for the following four neurology indications: the acute treatment of pain associated with each of migraine and eCH, the preventive treatment of migraine headache and adjunctive use for the preventive treatment of cluster headaches, or CH. Recently, the FDA cleared the use of gammaCore for acute and preventive treatment of migraine in adolescents. We are also considering the potential for several additional indications for our nVNS technology, which is being studied through a number of investigator-initiated studies. These indications include COVID-19 respiratory symptoms, stroke, mild traumatic brain injury, post-traumatic stress disorder, opioid use disorders and post-operative ileus.

Following our initial FDA clearance in early 2017, our commercial strategy was to establish gammaCore as a first-line treatment option for the acute treatment of episodic CH in adult patients, who have few alternative treatment options available to them. This strategy was supported by a product registry conducted from July 2017 through June 2018 to build advocacy among key opinion leaders in leading headache centers in the United States, and to generate patient demand in the form of prescriptions submitted to payers. With an earlier-than-anticipated FDA clearance for our acute treatment of migraine indication, we leveraged this advocacy during the registry period as we expanded into migraine and prepared for a full commercial launch of gammaCore and gammaCore Sapphire for the acute treatment of pain associated with eCH and migraine in adult patients, which was accomplished in the third quarter of 2018. With the clearance of adjunctive use for the prevention of CH in December 2018, we continued to build upon our existing base of advocacy and patient support. In March 2020, the FDA cleared gammaCore for the preventive treatment of migraine headache in adult patients. In February 2021, gammaCore was cleared by the FDA for the acute and preventive treatment of migraine in adolescents between 12 and 17 years of age.

Since May 2019, we have focused our sales efforts in two channels, the U.S. Department of Veterans Affairs and U.S. Department of Defense, and the United Kingdom.

We continue to evaluate strategies to expand commercial adoption of gammaCore, including the potential use of telemedicine and cash pay, direct to consumer approaches. We are unable to predict the impact these strategies will have on our financial condition, results of operations and cash flows due to numerous uncertainties.

Recently, we have announced agreements with several new distributors to make gammaCore Sapphire available beyond the U.S. and United Kingdom, including in multiple European countries, Australia, Canada, Qatar, Taiwan and China.

Our Therapy Delivery Platform

Our gammaCore treatment is the first FDA-cleared, prescription-only nVNS therapy. Historically, vagus nerve stimulation, or VNS, required an invasive surgical procedure to permanently implant a costly medical device. This limitation has generally prevented VNS from being used, other than by the most severe patients. Our lead product, gammaCore Sapphire, is a proprietary, simple-to-use handheld delivery system intended for multi-year use. Currently, it is largely prescribed on a timed basis in 31-day or 93-day increments, or with a predefined number of stimulations, in a Durable Medical Equipment, or DME, configuration and may be both rechargeable and reloadable. gammaCore permits patients to self-administer doses of nVNS on an as-needed basis for acute treatment, and at regular intervals for prevention therapy.

Non-invasive delivery of VNS by our gammaCore Sapphire is enabled by a proprietary high-frequency burst waveform that safely and comfortably passes through the skin and stimulates therapeutically relevant fibers in the vagus nerve. Multiple published studies suggest that VNS works through a number of mechanistic pathways including the modulation of neurotransmitters and has a measurable effect similar to several classes of commonly prescribed medications.

Over the past several years, we have sought regulatory approvals to market our novel product in the United States. As we have obtained additional regulatory approvals, we have implemented commercial strategies to target an expanded base of potential patients.

Recent Developments

•	On June 9, 2021, we announced that we had completed the sale of $1.4 million our available tax benefits through the New Jersey Economic Development Authority’s Technology Business Tax Certificate Transfer program for fiscal years 2019 and 2020.

•	On May 4, 2020, we received proceeds of $1.4 million in connection with a promissory note entered into with Citibank, N.A. evidencing an unsecured loan under the Paycheck Protection Program. On May 17, 2021, this loan was forgiven in its entirety.

•	On June 2, 2021 we announced the publication of a peer-reviewed paper, entitled “Non-Invasive Vagus Nerve Stimulation Improves Clinical and Molecular Biomarkers of Parkinson’s Disease in Patients with Freezing of Gait” in the journal NPJ Parkinson’s Disease. The paper reports the results of a randomized, double-blind, sham-controlled crossover trial conducted at the Institute of Neurosciences in Kolkata, India in collaboration with the Faculty of Medical Sciences at Newcastle University in England using gammaCore SapphireTM. The study was funded by the Institute of Neurosciences, Kolkata, India.

•	On June 16, 2021 we announced the addition of ECOR stock to the broad-market Russell Microcap® Index after its 2021 annual reconstitution, effective after the open of trading on June 28, 2021, according to a preliminary list of additions posted by FTSE Russell on June 4, 2021.

•	On June 23, 2021 we announced that we entered into an exclusive distribution agreement with Kromax International Corporation to serve as the exclusive distributor of gammaCore Sapphire non-invasive vagus nerve stimulator (nVNS) in Taiwan and China.

Litigation Update

On September 26, 2019 and October 31, 2019, purported stockholders of our company served putative class action lawsuits in the United States District Court for the District of New Jersey captioned Allyn Turnofsky vs. electroCore, Inc., et al., Case 3:19-cv-18400, and Priewe vs. electroCore, Inc., et al., Case 1:19-cv-19653, respectively. In addition to our company, the defendants include present and past directors and officers, and Evercore Group L.L.C., Cantor Fitzgerald & Co., JMP Securities LLC and BTIG, LLC, the underwriters for our IPO. The plaintiffs each seek to represent a class of stockholders who (i) purchased our common stock in our IPO or whose purchases are traceable to the IPO, or (ii) who purchased common stock between the IPO and September 25, 2019. The complaints each alleged that the defendants violated Sections 11 and 15 of the Securities Act and Sections 10(b) and 20(a) of the Exchange Act, with respect to (i) the registration statement and related prospectus for the IPO, and (ii) certain post-IPO disclosures filed with the SEC. The complaints sought unspecified compensatory damages, interest, costs and attorneys’ fees. In the Turnofsky case, a session with the JAMS mediator occurred on March 30, 2021.

On March 4, 2021, purported stockholder Richard Martz brought a purported stockholder derivative action in the United States District Court for the District of New Jersey. The action is captioned Richard Maltz, derivatively on behalf of electroCore, Inc., vs. Francis R. Amato, et al., Case 3:21-cv-04135. The defendants include present and past directors and officers of the Company. The plaintiff purports to pursue derivative claims on behalf of the Company in connection with the IPO and actions occurring between the IPO and September 25, 2019. The complaint alleges that demand on the board of directors is excused. The complaint purports to allege claims against the defendants for violating Section 14(a) of the Exchange Act, breaching fiduciary duties, unjust enrichment and waste of corporate assets. The complaint also purports to allege claims for contribution in connection with the Turnofsky case described above, pursuant to Section 11(f) of the Securities Act and Sections 10(b) and 21D of the Exchange Act. The complaint seeks unspecified compensatory damages, interest, costs and attorneys’ fees; declaratory relief; and an order requiring changes to corporate governance and internal procedures and a vote on proposed amendments to the Bylaws and Certificate of Incorporation.

On March 8, 2021, purported stockholder Erin Yuson brought a purported stockholder derivative action in the United States District Court for the District of New Jersey. The action is captioned Erwin Yuson, derivatively on behalf of electroCore, Inc., vs. Francis R. Amato, et al., Case 3:21-cv-04481. The defendants include present and past directors and officers of the Company. The plaintiff purports to pursue derivative claims on behalf of the Company in connection with a 2019 proxy statement and actions occurring from the IPO through September 25, 2019. The complaint alleges that demand on the board of directors is excused. The complaint purports to allege claims against the defendants for violating Section 14(a) of the Exchange Act and breaching fiduciary duties. The complaint seeks unspecified compensatory damages, interest, costs and attorneys’ fees; declaratory relief; and an order requiring changes to corporate governance and internal procedures and a vote on proposed amendments to the Bylaws and Certificate of Incorporation.

The plaintiffs in the Maltz and Yuson derivative actions have agreed to consolidate those actions. The Company shall have 30 days after the consolidation order to answer, move or otherwise respond to the complaint. A stipulation is being negotiated.

Our Corporate Information

Our principal executive offices are located at 200 Forge Way, Suite 205, Rockaway, New Jersey 07866. Our telephone number is (973) 290-0097 and our website address is www.electrocore.com. We have included our website address in this prospectus supplement as an inactive textual reference only. The information available on or accessible through our website does not constitute a part of this prospectus supplement or the accompanying prospectus and should not be relied upon. Our common stock is listed on the Nasdaq Global Select Market under the symbol “ECOR.”

The Offering

The following summary contains the principal terms of this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus.

Issuer	electroCore, Inc.

Common stock offered by us	shares

Common Stock outstanding immediately after the offering	shares (or shares, if the underwriters exercise their option to purchase additional shares in full).

Option to purchase additional shares of common stock	We have granted the underwriters an option for a period of 45 days to purchase additional shares of our common stock equal to 15% of the number of shares offered hereby on the same terms and conditions as set forth above.

Use of Proceeds	We estimate that the proceeds from this offering will be approximately $ million (or approximately $ million if the underwriters’ option to purchase additional shares is exercised in full), after deducting the underwriting discount and the estimated fees and expenses payable by us. We intend to use the net proceeds from this offering for sales and marketing, working capital, and general corporate purposes. In addition, we believe opportunities may exist from time to time to expand our current business through acquisitions or in-licenses of, or investments in, complementary companies, medicines, intellectual property or technologies. While we have no current agreements or commitments for any specific acquisitions, in-licenses or investments at this time, we may use a portion of the net proceeds for these purposes.

Listing	Our common stock is listed on the Nasdaq Global Select Market under the symbol “ECOR.”

Risk Factors	See “Risk Factors” included in this prospectus supplement, the accompanying prospectus and otherwise incorporated by reference in this prospectus supplement and the accompanying prospectus for a description of factor that you should consider before purchasing shares of our common stock.

Variable Rate Transactions	The Company has agreed not to effect or enter into an agreement to affect any issuance by the Company of common stock or common stock equivalents involving a Variable Rate Transaction (as defined in the Underwriting Agreement) for a period of one year from the closing of the offering, subject to certain exceptions.

The number of shares of our common stock to be outstanding immediately after this offering is based on 48,492,777 shares outstanding as of March 31, 2021, and excludes as of that date: (i) 4,905,585 shares of our common stock reserved for issuance upon the exercise of outstanding options at a weighted average exercise price of $4.78 per share; (ii) 715,199 shares of our common stock reserved for issuance upon the exercise of outstanding warrants at a weighted average exercise price of $12.29 per share; and (iii) 1,145,448 shares of our common stock reserved for issuance upon settlement of restricted and deferred stock units.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding options or warrants to purchase common stock, no settlement of restricted stock units, in each case since March 31, 2021, and no exercise by the underwriters of their option to purchase additional shares.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the risk factors described below and set forth in the “Risk Factors” section of the Annual Report on Form 10-K for the year ended December 31, 2020, together with the other information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and the related notes, before deciding to invest in our common stock. We operate in a changing environment that involves numerous known and unknown risks and uncertainties that could materially adversely affect our operations. If any of such risks occur, our business, financial condition, results of operations and the value of our common stock could be materially and adversely affected. In such case, you may lose all or part of your investment in our common stock.

Risks Related to This Offering

You will experience immediate dilution in the book value per share of the common stock you purchase.

Because the price per share of our common stock being offered is substantially higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. If you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $           per share in the net tangible book value of the common stock. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

Our management will have broad discretion over the use of the net proceeds from this offering.

Our management will have broad discretion over the use of proceeds from this offering. We plan to use the net proceeds from this offering for working capital and other general corporate purposes, including our sales and marketing activities. We may also use a portion of the net proceeds to license intellectual property or to make acquisitions or investments, although we currently have no commitments or agreements to enter into such licenses, acquisitions or investments. See “Use of Proceeds.” Accordingly, our management will have considerable discretion in the application of the net proceeds from this offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds from this offering are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or market value. Until the net proceeds are used, they may be placed in investments that do not produce income or that lose value.

Future issuances of shares of our common stock may cause significant dilution of equity interests of existing holders of common stock and decrease the market price of shares of our common stock.

We have previously issued options, warrants and equity awards that are exercisable into a significant number of shares of our common stock. Should existing holders of options, warrants or equity awards exercise their securities into shares of our common stock, it may cause significant dilution of equity interests of existing holders of our common stock and reduce the market price of shares of our common stock.

USE OF PROCEEDS

We intend to use the net proceeds from this offering for sales and marketing, working capital, and general corporate purposes. In addition, we believe opportunities may exist from time to time to expand our current business through acquisitions or in-licenses of, or investments in, complementary companies, medicines, intellectual property or technologies. While we have no current agreements or commitments for any specific acquisitions, in-licenses or investments at this time, we may use a portion of the net proceeds for these purposes.

We estimate that we will receive net proceeds of approximately $           million (or approximately $            million if the underwriters exercise their option to purchase additional shares in full) from this offering, after deducting the underwriting discount and estimated offering expenses payable by us. These amounts include satisfaction of certain outstanding financial obligations owed by us to our legal counsel, Dentons US LLP. We will not receive cash proceeds in connection with the shares issued to Dentons.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the net proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds.

Pending use of the proceeds as described above or otherwise, we intend to invest the net proceeds in short-term interest-bearing, investment-grade securities.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date, and we do not expect to pay cash dividends in the foreseeable future. Future dividend policy will depend on our earnings, capital requirements, financial condition, and other factors considered relevant by our board of directors. There are no non-statutory restrictions on our present ability to pay dividends. Any future determination to pay dividends will be made at the discretion of our board of directors.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2021:

•	on an actual basis; and

•	on an as adjusted basis to give effect to our issuance and sale of shares of our common stock in this offering, after deducting the underwriting discount and estimated offering expenses payable by us.

You should read the following table together with the section titled “Use of Proceeds,” our condensed consolidated financial statements and other financial data incorporated by reference in this prospectus supplement from our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021.

	As of March 31, 2021 (unaudited)
	Actual	As Adjusted
Cash, cash equivalents and marketable securities	$25,452,724	$
Capitalization:
Stockholders’ equity:
Preferred stock, $0.001 par value: authorized 10,000,000 shares; none issued.
Common stock, $0.001 par value; authorized shares—500,000,000; issued and outstanding shares—48,492,777; and as adjusted issued and outstanding shares— ;	$48,493	$
Additional paid-in capital	138,464,624
Accumulated deficit	(112,373,980)
Accumulated other comprehensive loss	(107,323)
Total stockholders’ equity	26,031,814	$
Total capitalization	$51,484,538	$

The table above assumes no exercise of the underwriters’ option to purchase additional shares of common stock and is based on 48,492,777 shares outstanding as of March 31, 2021 and excludes as of that date: (i) 4,905,585 shares of our common stock reserved for issuance upon the exercise of outstanding options at a weighted average exercise price of $4.78 per share; (ii) 715,199 shares of our common stock reserved for issuance upon the exercise of outstanding warrants at a weighted average exercise price of $12.29 per share; and (iii) 1,145,448 shares of our common stock reserved for issuance upon settlement of restricted and deferred stock units.

DILUTION

If you invest in this offering, your interest will be diluted to the extent of the difference between the price per share of our common stock in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of March 31, 2021 was approximately $26.7 million, or approximately $0.55 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of March 31, 2021.

After giving effect to the sale of           shares of common stock in this offering, and after deducting the underwriting discount and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2021 would have been approximately $           million, or approximately $           per share of common stock. This represents an immediate increase in as adjusted net tangible book value of $           per share to our existing stockholders and an immediate dilution of $ per share to new investors participating in this offering.

Dilution per share to new investors is determined by subtracting net tangible book value per share after this offering from the public offering price per share paid by new investors. The following table illustrates this per share dilution:

Public offering price per share of common stock	$
Net tangible book value per share as of March 31, 2021		$0.55
Increase per share attributable to new investors	$
As adjusted net tangible book value per share after this offering	$
Dilution per share to new investors	$

If the underwriters exercise in full their option to purchase           additional shares of common stock at the public offering price of $          per share, the as adjusted net tangible book value after this offering would be approximately $          per share, representing an increase in net tangible book value of approximately $          per share to existing stockholders and immediate dilution in net tangible book value of approximately $          per share to new investors purchasing our common stock in this offering at the public offering price.

The information set forth above is based on 48,492,777 shares of common stock issued and outstanding as of March 31, 2021 and excludes: (i) 4,905,585 shares of our common stock reserved for issuance upon the exercise of outstanding options at a weighted average exercise price of $4.78 per share; (ii) 715,199 shares of our common stock reserved for issuance upon the exercise of outstanding warrants at a weighted average exercise price of $12.29 per share; and (iii) 1,145,448 shares of our common stock reserved for issuance upon settlement of restricted and deferred stock units.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options, warrants or equity awards into commons stock. The exercise of outstanding options, warrants or equity awards having an exercise price less than the offering price will increase dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

UNDERWRITING

We have entered into an underwriting agreement dated                 , 2021 with Ladenburg Thalmann & Co. Inc., as the representative of the underwriters named below, or the representative, and the sole book-running manager of this offering. Subject to the terms and conditions of the underwriting agreement, the underwriters have agreed to purchase the number of our shares of common stock set forth opposite its name below.

Underwriter	Number of Shares
Ladenburg Thalmann & Co. Inc.
Paulson Investment Company, LLC
Total

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased, other than the shares covered by the option described below unless and until this option is exercised by the underwriters.

Discounts, Fees, and Expenses

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to additional shares of our common stock.

Total
	Per Share	No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discounts, commissions and expenses paid by us (8.0%)	$	$	$
Net Proceeds, before expenses, to us	$	$	$

Certain of our officers and directors and certain institutional investors have indicated an interest in participating in this offering at the public offering price. We anticipate that such persons will purchase in the aggregate approximately           shares of common stock offered hereby. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters could determine to sell fewer shares to them than they indicated an interest in purchasing or sell no shares to them, and they could determine to purchase fewer shares than they indicated an interest in purchasing or purchase no shares in this offering. We will pay the underwriters a 2.0% discount with respect to any portion of the offering that will be purchased by officers and directors of the Company, certain institutional investors introduced to the underwriters by us, and Dentons US LLP.

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts, commissions and expenses referred to above, will be approximately $200,000. We have also agreed to pay the representative of the underwriters a non-accountable expense allowance of up to $110,000 in respect of its out-of-pocket expenses, including legal expenses. In accordance with FINRA Rule 5110, this expense allowance and reimbursement is deemed underwriting compensation for this offering.

Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a concession not in excess of $ per share from the public offering price. After the offering of the shares, the underwriters may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

Option to Purchase Additional Shares

We have granted an option to the underwriters to purchase up to an aggregate of additional shares of our common stock at the public offering price less the underwriting discount. The underwriters may exercise this option for 45 days from the date of this prospectus supplement. If any shares are purchased pursuant to this option, the underwriters will purchase shares as set forth in the table above.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Determination of Offering Price

The public offering price of the common stock offered by this prospectus supplement and the accompanying prospectus was determined by negotiation between us and the underwriters. Among the factors that were considered in determining the public offering price of the common stock:

•	our history and our prospects;

•	the industry in which we operate;

•	our past and present operating results;

•	the previous experience of our executive officers; and

•	the general condition of the securities markets at the time of this offering.

The public offering price stated on the cover page of this prospectus supplement should not be considered an indication of the actual value of the shares of common stock sold in this offering. That price is subject to change as a result of market conditions and other factors, and we cannot assure you that the shares of common stock sold in this offering can be resold at or above the public offering price.

Lock-up Agreements

We, our directors and executive officers and our counsel, Dentons US LLP, have agreed with the representative of the underwriters that for a period of forty-five (45) days after the date of this prospectus supplement, in each case, subject to specified exceptions, that neither we nor they will offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, except with the prior written consent of the representative of the underwriters. The lock-up restrictions are subject to certain exceptions, including transfers of shares of our common stock (i) as a bona fide gift, (ii) to a trust for the benefit of the holder or his or her immediate family, (iii) by will or other testamentary document or intestate succession, or by operation of law, (iv) to a family member, (v) pursuant to a plan meeting the requirements of Rule 10b5-1(c)(1) under the Exchange Act, (vi) upon the exercise of a warrant or option to purchase, or settle any other equity award for, shares of our common stock, (vii) pursuant to an strategic acquisition, merger, license of intellectual property or other similar investment or transaction that is approved by our board of directors, and (viii) to satisfy any payment or withholding obligations in connection with the exercise or settlement of any equity awards. The representative of the underwriters, in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.

The Company has also agreed not to effect or enter into an agreement to affect any issuance by the Company of common stock or common stock equivalents involving a Variable Rate Transaction (as defined in the Underwriting Agreement) for a period of one year from the closing of the offering, subject to certain exceptions.

Right of First Refusal

Subject to the completion of this offering, if at any time from twelve months following the date of the closing of this offering, should the Company, in its sole discretion, propose to effect a further financing, the Company shall offer to the representative of the underwriters the opportunity to participate as a sole bookrunner or exclusive placement agent or exclusive sales agent in respect of such financing.

Stabilization, Short Positions and Penalty Bids

The underwriters may engage in syndicate covering transactions, stabilizing transactions, and penalty bids or purchases for the purpose of pegging, fixing, or maintaining the price of our common stock:

•	Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such a naked short position would be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares of common stock while this offering is in progress.

•	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These syndicate covering transactions, stabilizing transactions, and penalty bids may have the effect of raising or maintaining the market prices of our securities or preventing or retarding a decline in the market prices of our securities. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on The Nasdaq Capital Market, in the over-the-counter market or on any other trading market and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriters also may engage in passive market making transactions in our common stock in accordance with Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of the distribution. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we, nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transactions, once commenced will not be discontinued without notice.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including certain liabilities arising under the Securities Act, or to contribute to payments that the underwriters may be required to make for these liabilities.

Nasdaq Listing

Our common stock is listed on the Nasdaq Global Select Market under the trading symbol “ECOR.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions. The transfer agent and registrar’s address is 1717 Arch Street, Suite 1300, Philadelphia, PA 19103.

EXPERTS

The consolidated financial statements of electroCore, Inc., subsidiaries and affiliate as of December 31, 2020 have been incorporated by reference herein and in the registration statement in reliance upon the report of Marcum LLP, independent registered public accounting firm, appearing incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of electroCore, Inc., subsidiaries and affiliate as of December 31, 2019 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters relating to this offering will be passed upon for the underwriters by Ellenoff Grossman & Schole LLP, New York, New York. Certain legal matters relating to this offering will be passed upon for us by Dentons US LLP, New York, New York. As of the date of this prospectus supplement, members of Dentons US LLP own shares of our common stock with a market value in excess of $50,000.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at www.sec.gov. We make available free of charge our annual, quarterly and current reports, proxy statements and other information upon request. To request such materials, please contact the Corporate Secretary at the following address or telephone number: electroCore, Inc., 200 Forge Way, Suite 205, Rockaway, New Jersey 07866, Attention: Corporate Secretary; (973) 290-0097. Exhibits to the documents will not be sent, unless those exhibits have specifically been incorporated by reference in this prospectus supplement.

We maintain our website at www.electrocore.com. Our website and the information contained therein or connected thereto are not incorporated into this prospectus supplement.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the securities we are offering by this prospectus supplement. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Please refer to the registration statement and its exhibits and schedules for further information with respect to us and our securities. Statements contained in this prospectus supplement and accompanying prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of that contract or document filed as an exhibit to the registration statement. You may read and obtain a copy of the registration statement and its exhibits and schedules from the SEC, as described above.

Information Incorporated by Reference

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents filed with the SEC listed below:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 11, 2021.

•	Our Quarterly Report on Form 10-Q filed with the SEC on May 6, 2021.

•	Our Current Reports on Form 8-K filed with the SEC on January 22, 2021; February 17, 2021 and June 16, 2021.

•	The description of our capital stock included under the caption “Description of Capital Stock” of the prospectus included in the Registration Statement on Form S-1 (File No. 333-225084) filed with the SEC on June 11, 2018.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this prospectus supplement and accompanying prospectus and prior to the termination of the offering of the securities to which this prospectus supplement and accompanying prospectus relates, shall be deemed to be incorporated by reference in this prospectus supplement and accompanying prospectus and to be a part hereof from the date of filing of such documents. However, any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including without limitation any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K, shall not be deemed to be incorporated by reference in this prospectus supplement and accompanying prospectus

Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

$50,000,000

electroCore, Inc.

Debt Securities

Preferred Stock

Common Stock

Warrants

Rights

Units

_______________

From time to time, we may offer and sell up to an aggregate of $50,000,000 of any combination of the securities described in this prospectus, either individually or in combination. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants.

When we decide to sell particular securities, we will provide you with the specific terms and the offering price of the securities we are then offering in one or more prospectus supplements to this prospectus. The prospectus supplement may add to, change or update information contained in this prospectus. The prospectus supplement may also contain important information about U.S. federal income tax consequences. You should carefully read this prospectus, together with any prospectus supplements and information incorporated by reference in this prospectus and any prospectus supplements, before you decide to invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Our common stock is quoted on The NASDAQ Global Select Market under the trading symbol “ECOR.” Any common stock sold pursuant to this prospectus or any prospectus supplement will be listed on that exchange, subject to official notice of issuance. Each prospectus supplement to this prospectus will contain information, where applicable, as to any other listing on any national securities exchange of the securities covered by the prospectus supplement.

We may offer and sell the securities described in this prospectus to or through one or more underwriters, dealers or agents, or directly to purchasers on an immediate, continuous or delayed basis. The names of any underwriters, dealers or agents involved in the sale of any securities, the specific manner in which they may be offered and any applicable commissions or discounts will be set forth in an accompanying prospectus supplement covering the sales of those securities.

_______________

Investing in our securities involves significant risks. See “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 5, 2019.

TABLE OF CONTENTS

Page

ABOUT THIS PROSPECTUS	1
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	1
ABOUT THE COMPANY	2
RISK FACTORS	4
USE OF PROCEEDS	4
RATIO OF EARNINGS TO FIXED CHARGES	4
PLAN OF DISTRIBUTION	5
DESCRIPTION OF DEBT SECURITIES	7
DESCRIPTION OF PREFERRED STOCK	16
DESCRIPTION OF CAPITAL STOCK	18
DESCRIPTION OF WARRANTS	24
DESCRIPTION OF RIGHTS	26
DESCRIPTION OF UNITS	27
EXPERTS	29
LEGAL MATTERS	29
WHERE YOU CAN FIND MORE INFORMATION	29
INFORMATION INCORPORATED BY REFERENCE	30

This prospectus is part of a registration statement the Company filed with the Securities and Exchange Commission. You should rely only on the information the Company has provided or incorporated by reference in this prospectus or any prospectus supplement. The Company has not authorized anyone to provide you with additional or different information. The Company is not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the prospectus.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process or continuous offering process, which allows the Company to offer and sell any combination of the securities described in this prospectus in one or more offerings. Using this prospectus, we may offer up to a total dollar amount of $50,000,000 of these securities.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities pursuant to this registration statement and the prospectus contained herein, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include additional risk factors about us and the terms of that particular offering. Prospectus supplements may also add to, update or change the information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in such prospectus supplement. In addition, as described in the section entitled “Where You Can Find More Information,” we have filed and plan to continue to file other documents with the SEC that contain information about our business. Before you decide whether to invest in any of these securities, you should read this prospectus, the prospectus supplement that further describes the offering of these securities and the information we file with the SEC.

In this prospectus and any prospectus supplement, unless otherwise stated or the context otherwise indicates, references to “ECOR,” “electroCore,” “the Company,” “we,” “us,” “our” and similar references refer to electroCore, Inc., a Delaware corporation.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and certain information incorporated herein by reference contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed in the forward-looking statements. The statements contained in this prospectus that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “would” and similar expressions or variations intended to identify forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements.

Factors that could cause or contribute to such differences include, but are not limited to, (i) those included in our Annual Report on Form 10-K dated December 31, 2018, (ii) those contained in other SEC reports described under “Risk Factors,” (iii) those described elsewhere in this prospectus, and (iv) other factors that we may publicly disclose from time to time. Furthermore, such forward-looking statements speak only as of the date made. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

ABOUT THE COMPANY

Business Overview

We are a commercial stage bioelectronic medicine company with a proprietary non-invasive vagus nerve stimulation, or nVNS, therapy. nVNS is a platform therapy that modulates neurotransmitters and immune function through its effects on both the peripheral and central nervous systems. We are initially focused on neurology and our therapy, gammaCore, is cleared by the U.S. Food and Drug Administration, or FDA, for use by adults for the following three neurology indications: the acute treatment of pain associated with each of migraine and episodic cluster headache; and the prevention of cluster headaches. In neurology, we intend to pursue further label expansions to include prevention of migraine. Our ATOM trial to pursue label expansion into migraine in adolescents is currently on hold pending further developments in the Company’s business plan. Finally, we are considering the potential for new indications in several additional indications as our nVNS technology is being broadly studied in a number of investigator-initiated studies.

gammaCore is the first FDA-cleared, prescription-only non-invasive VNS therapy. Historically, vagus nerve stimulation or VNS, required a highly invasive surgical procedure to permanently implant a costly medical device. These limitations prevented VNS from being used, other than for the most severe patients. Our lead product, gammaCore Sapphire, is a proprietary, simple-to-use handheld delivery system intended for multi-year use prescribed on a monthly basis and is both rechargeable and reloadable via individualized radio-frequency identification, or RFID, cards. gammaCore Sapphire permits patients to self-administer doses of nVNS on an as-needed basis for acute treatment, or at regular intervals for prevention therapy.

Non-invasive delivery of VNS or nVNS by our gammaCore Sapphire is enabled by a proprietary high-frequency burst waveform that safely and comfortably passes through the skin and stimulates targeted A-fibers in the vagus nerve. Multiple published studies suggest that VNS works through the modulation of neurotransmitters and has a measurable effect similar to several classes of commonly prescribed medications, including selective serotonin reuptake inhibitors, serotonin norepinephrine reuptake inhibitors, and GABA analogues. Research also indicates that VNS, including gammaCore, moderates the inflammatory response producing a measurable reduction in inflammatory cytokine production.

VNS works through suppressing neural circuits involved in pain sensation and neuroexcitatory activity in the brain, modulating the release of a variety of neurotransmitters, inducing changes in the autonomic signaling and inducing anti-inflammatory effects.

In January 2018, the FDA cleared our gammaCore therapy for the acute treatment of pain associated with migraine in adults. Migraine is a debilitating primary headache condition that affects approximately 12% of the adult population. Some reports suggest that up to 60% of migraine suffers are dissatisfied with, or have contraindications to, the current standard of care treatments for migraine, such as “triptan” medications. In April 2017, the FDA cleared gammaCore for the acute treatment of pain associated with episodic cluster headache (“CH”) and in December 2018, the FDA cleared gammaCore for the prevention of CH. CH is an extremely painful form of headache affecting approximately 350,000 people in the United States. Prior to gammaCore, injectable sumatriptan was the only FDA-approved, commercially available acute CH treatment, and there was no FDA approved therapy for the prevention of CH; gammaCore remains the only FDA-cleared treatment available as both an acute and preventative therapy for CH. According to a 2016 market research survey, 87% of respondents reported dissatisfaction with the then-available treatment options for managing CH.

The first three clearances of our gammaCore therapy were facilitated by the FDA’s creation of a new regulatory category: External Vagus Nerve Stimulator for Headache (21 CFR 882-5892). Based on this category’s description, we anticipate that some additional label expansions may be possible through the pathway under Section 510(k) of the Federal Drug and Cosmetic Act. In July 2019, the FDA accepted for review our 510(k) premarket notification for a new indication for use of gammaCore for the prevention of migraine. We expect to receive the FDA’s decision by the end of 2019. Because the new indication of migraine prevention is supported largely by the Premium 1 study, which showed a trend in favor of gammaCore over a sham device in reducing the number of migraines per month but failed to achieve statistical significance, the FDA may not clear gammaCore for this use based on the Premium 1 results. Accordingly, we continue to enroll subjects in the Premium 2 clinical trial to support the label expansion for migraine prevention, if necessary, and to support the commercialization of gammaCore as a migraine prevention therapy should this indication receive FDA clearance. We expect to complete enrollment in Premium 2 during the first half of 2020.

Our Therapy Delivery Platform

Our gammaCore therapy is the first and only treatment that non-invasively activates the therapeutically relevant fibers in the cervical trunk of the vagus nerve, using proprietary signals delivered in two-minute doses that are capable of passing through skin while minimizing the activation of skin pain receptors.

Our therapy is prescription-only, and patients self-administer discrete doses using a handheld unit. gammaCore Sapphire is a non-disposable, rechargeable and reloadable option for patients, with the therapy being dispensed through a prescription from a specialty pharmacy. After the initial prescription is filled, access to therapy is refilled monthly through the input of a unique, prescription-only authorization code. This code is currently delivered in the form of an RFID card, dispensed by mail by our specialty pharmacy distribution partner. In the future this refill may be dispensed directly through the internet using Bluetooth technology.

The prior iteration of the gammaCore delivery device was not reloadable and rechargeable and was supplanted by the gammaCore Sapphire during the third quarter of 2018. While we do not intend to market the non-reloadable, disposable version of our gammaCore product in markets where the gammaCore Sapphire is launched, in select cases, we may continue to use the prior gammaCore product, such as in clinical studies where a rechargeable version is not necessary. Certain customers, such as the Veterans Administration and the Department of Defense, may also continue to use the prior iteration of the gammaCore delivery device.

Trademark Notice

The electroCore logo, gammaCore and other trademarks of electroCore, Inc. appearing in this prospectus are the property of electroCore, Inc. All other trademarks, service marks and trade names in this prospectus are the property of their respective owners. We have omitted the ® and ™ designations, as applicable, for the trademarks used in this prospectus.

RISK FACTORS

Before you invest in any of the Company’s securities, in addition to the other information in this prospectus and the applicable prospectus supplement, you should carefully consider (i) the risk factors contained in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus, (ii) all of the other information included or incorporated by reference in this prospectus, and (iii) the applicable prospectus supplement, as the same may be updated from time to time by the Company’s future filings under the Exchange Act.

The risks and uncertainties described herein are not the only ones facing the Company. Additional risks and uncertainties not presently known to the Company or that the Company currently deems immaterial may also impair its business or operations. Any adverse effect on the Company’s business, financial condition or operating results could result in a decline in the value of the securities and the loss of all or part of your investment. The prospectus supplement applicable to each series of securities the Company offers may contain a discussion of additional risks applicable to an investment in the Company and the securities the Company is offering under that prospectus supplement.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, the Company will use the net proceeds from the sale of securities offered by this prospectus for working capital and general corporate purposes. As of the date of this prospectus supplement, the Company has not identified any specific and material proposed uses of the anticipated proceeds.

Our expected use of net proceeds from the sale of securities offered by this prospectus represents our current intentions based upon our plans and business condition. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of any offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual use of the net proceeds will vary depending on numerous factors, including the factors described under the heading “Risk Factors” in this prospectus. As a result, management will have broad discretion in its application of the net proceeds, and investors will be relying on our judgment in such application.

Pending use of net proceeds from the sale of securities offered by this prospectus, we may invest in short- and intermediate-term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

RATIO OF EARNINGS TO FIXED CHARGES

If the Company offers debt securities and/or preference equity securities under this prospectus, then the Company will, if required at that time, provide a ratio of earnings to fixed charges and/or ratio of combined fixed charges and preference dividends to earnings, respectively, in the applicable prospectus supplement for such offering.

PLAN OF DISTRIBUTION

The Company may sell the securities being offered by it in this prospectus pursuant to underwritten public offerings, negotiated transactions, block trades or any combination of such methods. The Company may sell the securities to or through underwriters, dealers, agents or directly to one or more purchasers. The Company and its agents reserve the right to accept and to reject, in whole or in part, any proposed purchase of securities. A prospectus supplement or post-effective amendment, which the Company will file each time the Company effects an offering of any securities, will provide the names of any underwriters, dealers or agents, if any, involved in the sale of such securities, and any applicable fees, commissions, or discounts to which such persons shall be entitled to in connection with such offering.

The Company and its agents, dealers and underwriters, as applicable, may sell the securities being offered by the Company in this prospectus from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

The Company may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. The Company will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters’ obligations in the applicable prospectus supplement or amendment.

The Company may solicit directly offers to purchase securities. The Company may also designate agents from time to time to solicit offers to purchase securities. Any agent that the Company designates, who may be deemed to be an underwriter as such term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such agent at the time of resale.

The Company may engage in at the market offerings of the Company’s common stock. An at the market offering is an offering of the Company’s common stock at other than a fixed price, and is conducted to or through a market maker. The Company shall name any underwriter that the Company engages for an at the market offering in a post-effective amendment to the registration statement containing this prospectus. In the related prospectus supplement, the Company shall also describe any additional details of the Company’s arrangement with such underwriter, including commissions or fees paid or discounts offered by the Company, and whether such underwriter is acting as principal or agent.

If the Company uses underwriters to sell securities, the Company will enter into an underwriting agreement with the underwriters at the time of the sale to them, which agreement shall be filed as an exhibit to the related prospectus supplement. Underwriters may also receive commissions from purchasers of the securities. Underwriters may also use dealers to sell securities. In such an event, the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

Under agreements that they may enter into with the Company, underwriters, dealers, agents and other persons may be entitled to (i) indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act or (ii) contribution with respect to payments which they may be required to make in respect of such liabilities. Underwriters and agents may engage in transactions with, or perform services for, the Company in the ordinary course of business.

If so indicated in the applicable prospectus supplement, the Company may authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase the securities offered by the Company under this prospectus pursuant to contracts providing for payment and delivery on a future date or dates. The obligations of any purchaser under these contracts will be subject only to those conditions described in the applicable prospectus supplement, and the prospectus supplement will set forth the price to be paid for securities pursuant to those contracts and the commissions payable for solicitation of the contracts.

Any underwriter may engage in over-allotment, stabilizing and syndicate short covering transactions and penalty bids in accordance with Regulation M of the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by such dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

The Company’s common stock is quoted on The NASDAQ Global Select Market under the trading symbol “ECOR.” The other securities are not listed on any securities exchange or other stock market and, unless the Company states otherwise in the applicable prospectus supplement, the Company does not intend to apply for listing of the other securities on any securities exchange or other stock market. Any underwriters to whom the Company sells securities for public offering and sale may make a market in the securities that they purchase, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Accordingly, the Company gives you no assurance as to the development or liquidity of any trading market for the securities.

The anticipated date of delivery of the securities offered hereby will be set forth in the applicable prospectus supplement relating to each offering.

In order to comply with certain state securities laws, if applicable, the securities may be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the securities may not be sold unless the securities have been registered or qualified for sale in such state or an exemption from regulation or qualification is available and is complied with. Sales of securities must also be made by the Company in compliance with all other applicable state securities laws and regulations.

The Company shall pay all expenses of the registration of the securities.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information the Company includes in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that the Company may offer under this prospectus. While the terms the Company has summarized below will apply generally to any future debt securities the Company may offer under this prospectus, the Company will describe the particular terms of any debt securities that the Company may offer in more detail in the applicable prospectus supplement. The terms of any debt securities the Company offers under a prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. As of June 30, 2019, the Company had no outstanding indebtedness.

The Company will issue the senior debt securities under the senior indenture that the Company will enter into with the trustee named in the senior indenture. The Company will issue the subordinated debt securities under the subordinated indenture that the Company will enter into with the trustee named in the subordinated indenture. The Company has filed forms of these documents as exhibits to the registration statement which includes this prospectus. The Company uses the term “indentures” in this prospectus to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Company uses the term “trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. Except as the Company may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

Debt securities may be issued in separate series without limitation as to aggregate principal amount. The Company may specify a maximum aggregate principal amount for the debt securities of any series.

The Company is not limited as to the amount of debt securities it may issue under the indentures. The prospectus supplement will set forth:

•	whether the debt securities will be senior or subordinated;

•	the offering price;

•	the title;

•	any limit on the aggregate principal amount;

•	the person who shall be entitled to receive interest, if other than the record holder on the record date;

•	the date the principal will be payable;

•	the interest rate, if any, the date interest will accrue, the interest payment dates and the regular record dates;

•	the place where payments may be made;

•	any mandatory or optional redemption provisions;

•	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

•	if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether the Company or the holder may elect payment to be made in a different currency;

•	the portion of the principal amount that will be payable upon acceleration of stated maturity, if other than the entire principal amount;

•	if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount which will be deemed to be the principal amount;

•	any defeasance provisions if different from those described below under “Satisfaction and Discharge; Defeasance;”

•	any conversion or exchange provisions;

•	any obligation to redeem or purchase the debt securities pursuant to a sinking fund;

•	whether the debt securities will be issuable in the form of a global security;

•	any subordination provisions, if different from those described below under “Subordinated Debt Securities;”

•	any deletions of, or changes or additions to, the events of default or covenants; and

•	any other specific terms of such debt securities.

Unless otherwise specified in the prospectus supplement:

•	the debt securities will be registered debt securities; and

•	registered debt securities denominated in U.S. dollars will be issued in denominations of $1,000 or an integral multiple of $1,000.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by the Company.

The Company will not impose a service charge for any transfer or exchange, but the Company may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any potential redemption of debt securities of any series, the Company will not be required to:

•	issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

The Company may initially appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar, initially designated by the Company will be named in the prospectus supplement. The Company may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, the Company will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary that the Company will identify in a prospectus supplement;

•	be deposited with the depositary or nominee or custodian; and

•	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified the Company that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

•	an event of default is continuing; or

•	any other circumstances described in a prospectus supplement.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

•	will not be entitled to have the debt securities registered in their names,

•	will not be entitled to physical delivery of certificated debt securities, and

•	will not be considered to be holders of those debt securities under the indentures.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary.

The depositary policies and procedures may change from time to time. Neither the Company nor the trustee will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agent

The provisions of this paragraph will apply to debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by the Company. However, at the Company’s option, the Company may pay interest by mailing a check to the record holder. The corporate trust office initially will be designated as the Company’s sole paying agent.

The Company may also name any other paying agents in the prospectus supplement. The Company may designate additional paying agents, change paying agents or change the office of any paying agent. However, the Company will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by the Company to a paying agent for payment on any debt security which remain unclaimed at the end of two years after such payment was due will be repaid to the Company. Thereafter, the holder may look only to the Company for such payment.

Consolidation, Merger and Sale of Assets

The Company may not consolidate with or merge into any other person, in a transaction in which it is not the surviving corporation, or convey, transfer or lease the Company’s properties and assets substantially as an entirety to, any person, unless:

•	the Company shall be the surviving or continuing corporation in the transaction;

•	the successor assumes the Company’s obligations on the debt securities and under the indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have happened and be continuing; and

•	certain other conditions are met.

If the debt securities are convertible for the Company’s other securities or securities of other entities, the person with whom the Company consolidates or merges or to whom the Company sells all of its property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default

Unless the Company informs you otherwise in the prospectus supplement, the indenture will define an event of default with respect to any series of debt securities as one or more of the following events:

(1) failure to pay principal of or any premium on any debt security of that series when due and payable;

(2) failure to pay any interest on any debt security of that series when it becomes due and payable, and continuation of that failure for a period of 90 days (unless the entire amount of such payment is deposited by the Company with the trustee or paying agent prior to the expiration of the 90-day period);

(3) failure to deposit any sinking fund payment, when and as due in respect of any debt security of that series;

(4) failure to perform or breach of any other covenant or warranty by the Company in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than the series), which failure continues uncured for a period of 90 days after the Company receives the notice required in the indenture;

(5) the Company’s bankruptcy, insolvency or reorganization; and

(6) any other event of default with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

If an event of default, other than an event of default described in clause (5) above, shall occur and be continuing, after applicable notice and cure periods set forth in the indenture, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately.

If an event of default described in clause (5) above shall occur, the principal amount of all the debt securities of that series will automatically become immediately due and payable. Any payment by the Company on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated Debt Securities.”

After acceleration the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amount, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request.

Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

(1) the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3) the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 90 days after the original request.

A holder may not use the indenture to prejudice the rights of any holder, or to obtain or to seek to obtain priority or preference over another holder or to enforce any right under the indenture, except in the manner provided in the indenture and for the equal and ratable benefit of all holders (it being understood that the trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such holders).

Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security without following the procedures listed in (1) through (3) above.

The Company will furnish the trustee an annual statement by its officers as to whether or not the Company is in default in the performance of the indenture and, if so, specifying all known defaults.

Modification and Waiver

The Company and the trustee may make modifications and amendments to the indentures with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

However, neither the Company nor the trustee may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

•	change the stated maturity of any debt security;

•	reduce the principal, premium, if any, or interest on any debt security;

•	reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

•	reduce the rate of interest on any debt security;

•	change the currency in which any debt security is payable;

•	impair the right to enforce any payment after the stated maturity or redemption date;

•	waive any default or event of default in payment of the principal of, premium or interest on any debt security;

•	waive a redemption payment or modify any of the redemption provisions of any debt security;

•	adversely affect the right to convert any debt security in any material respect; or

•	change the provisions in the indenture that relate to modifying or amending the indenture.

After any amendment becomes effective, the Company will mail to the holders a notice briefly describing such amendment.

Satisfaction and Discharge; Defeasance

The Company may be discharged from its obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if the Company deposits with the trustee enough cash to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities. Each indenture will contain a provision that permits the Company to elect:

•	to be discharged from all of the Company’s obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding; and/or

•	to be released from the Company’s obligations under the following covenants and from the consequences of an event of default resulting from a breach of these covenants: (1) the subordination provisions under a subordinated indenture; and (2) covenants as to payment of taxes and maintenance of corporate existence.

To make either of the above elections, the Company must deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. or foreign government obligations. As a condition to either of the above elections, the Company must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of the action.

If any of the above events occurs, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law; Waiver of Jury Trial

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

The indentures provide that we, the trustee and the holders of the debt securities irrevocably waive the right to trial by jury to the extent permitted by applicable law in respect of any legal proceeding, which could include those relating to claims under the federal securities laws, in connection with the indentures, the debt securities and the transactions contemplated thereby. If this jury trial waiver provision is prohibited by applicable law, an action could nevertheless proceed under the terms of the indentures or the debt securities with a jury trial. To our knowledge, the enforceability of a jury trial waiver under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a jury trial waiver provision is generally enforceable under the laws of the State of New York, which govern the indentures and the debt securities, by a court of the State of New York or a federal court applying such law. In determining whether to enforce a jury trial waiver provision, New York courts and federal courts will, among other things, consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party has knowingly waived any right to trial by jury. We believe that this would be the case with respect to the indentures and the debt securities, however, there may be other bases upon which New York courts will not enforce a jury trial waiver provision. No condition, stipulation or provision of the indentures or the debt securities serves, or can serve, as a waiver by any holder or by us or the trustee of compliance with any provision of the federal securities laws or the rules and regulations thereunder.

Regarding the Trustee

The indentures will limit the right of the trustee, should it become a creditor of the Company, to obtain payment of claims or secure its claims.

The trustee will be permitted to engage in certain other transactions. However, if the trustee, acquires any conflicting interest within the meaning of the Trust Indenture Act, and there is a default under the indenture with respect to debt securities of any series for which they are the trustee, the trustee must eliminate the conflict or resign.

Subordinated Debt Securities

Payment on subordinated debt securities will, to the extent provided in the indenture, be subordinated in right of payment to the prior payment in full of all of the Company’s senior indebtedness. Subordinated debt securities also are effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of the Company’s subsidiaries.

Upon any distribution of the Company’s assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and interest on subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of senior indebtedness of all senior indebtedness. In the event of any acceleration of the subordinated debt securities because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of subordinated debt securities are entitled to receive any payment or distribution. The indentures will require the Company to promptly notify holders of designated senior indebtedness if payment of subordinated debt securities is accelerated because of an event of default.

The Company may not make any payment on subordinated debt securities, including upon redemption at the option of the holder of any subordinated debt securities or at the Company’s option, if:

•	a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of designated senior indebtedness occurs and is continuing beyond any applicable period of grace, which is called a “payment default”; or

•	a default other than a payment default on any designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives notice of such default, which is called a “payment blockage notice” from the Company or any other person permitted to give such notice under the indenture, which is called a “non-payment default”.

The Company may resume payments and distributions on subordinated debt securities:

•	in the case of a payment default, upon the date on which such default is cured or waived or ceases to exist; and

•	in the case of a non-payment default, the earlier of the date on which such nonpayment default is cured or waived or ceases to exist and 179 days after the date on which the payment blockage notice is received by the trustee, if the maturity of the designated senior indebtedness has not been accelerated.

No new period of payment blockage may be commenced pursuant to a payment blockage notice unless 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice and all scheduled payments of principal, premium and interest, including any liquidated damages, on the notes that have come due have been paid in full in cash. No non-payment default that existed or was continuing on the date of delivery of any payment blockage notice shall be the basis for any later payment blockage notice unless the non-payment default is based upon facts or events arising after the date of delivery of such payment blockage notice.

If the trustee or any holder of the notes receives any payment or distribution of the Company’s assets in contravention of the subordination provisions on subordinated debt securities before all senior indebtedness is paid in full in cash, property or securities, including by way of set-off, or other payment satisfactory to holders of senior indebtedness, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

In the event of the Company’s bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than the Company’s other creditors (including the Company’s trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.

Unless the Company informs you otherwise in the prospectus supplement, the Company will not be prohibited from incurring debt, including senior indebtedness, under any indenture relating to subordinated debt securities. The Company may from time to time incur additional debt, including senior indebtedness.

The Company is obligated to pay reasonable compensation to the trustee and to indemnify the trustee and certain agents against certain losses, liabilities or expenses incurred by the trustee in connection with its duties relating to subordinated debt securities. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.

Certain Definitions

“indebtedness” means:

(1) all indebtedness, obligations and other liabilities for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, or evidenced by bonds, debentures, notes or similar instruments, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

(2) all reimbursement obligations and other liabilities with respect to letters of credit, bank guarantees or bankers’ acceptances;

(3) all obligations and liabilities in respect of leases required in conformity with generally accepted accounting principles to be accounted for on the Company’s balance sheet;

(4) all obligations and liabilities, contingent or otherwise, as lessee under leases for facility equipment (and related assets leased together with such equipment) and under any lease or related document (including a purchase agreement, conditional sale or other title retention or synthetic lease agreement) in connection with the lease of real property or improvement thereon (or any personal property included as part of any such lease) which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed upon residual value of the leased property, including the obligations under such lease or related document to purchase or cause a third party to purchase such leased property (whether or not such lease transaction is characterized as an operating lease or a capitalized lease in accordance with GAAP) or pay an agreed upon residual value of the leased property to the lessor;

(5) all obligations with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase agreement or other similar instrument or agreement;

(6) all direct or indirect guaranties or similar agreements in respect of, and the Company’s obligations or liabilities to purchase, acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of others of the type described in (1) through (5) above;

(7) any indebtedness or other obligations described in (1) through (6) above secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by the Company; and

(8) any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (7) above.

“senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, and rent or termination payment on or other amounts due on the Company’s current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by the Company, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. However, senior indebtedness does not include:

•	indebtedness that expressly provides that it shall not be senior in right of payment to subordinated debt securities or expressly provides that it is on the same basis or junior to subordinated debt securities;

•	the Company’s indebtedness to any of the Company’s majority-owned subsidiaries; and

•	subordinated debt securities.

DESCRIPTION OF PREFERRED STOCK

As of the date of this prospectus, the Company has authorized 10,000,000 shares of preferred stock, par value $.001 per share, none of which are outstanding. Under the Company’s Certificate of Incorporation, the Company’s Board is authorized to issue shares of the Company’s preferred stock from time to time, in one or more classes or series, without stockholder approval. Prior to the issuance of shares of each series, the Board is required by the General Corporation Law of the State of Delaware (“DGCL”) to adopt resolutions and file a Certificate of Designation with the Secretary of State of the State of Delaware, fixing for each such series the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series. Any exercise of the Company’s Board of its rights to do so may affect the rights and entitlements of the holders of the Company’s common stock as set forth below.

The Company’s Board could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of such shares might believe to be in their best interests or in which holders of some, or a majority, of such shares might receive a premium for their shares over the then-market price of such shares.

General

Subject to limitations prescribed by the DGCL, the Company’s Certificate of Incorporation and the Company’s Bylaws (“Bylaws”), the Company’s Board is authorized to fix the number of shares constituting each series of preferred stock and the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the Board. Each series of preferred stock that the Company offers under this prospectus will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

The applicable prospectus supplement(s) will describe the following terms of the series of preferred stock in respect of which this prospectus is being delivered:

•	the title and stated value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the purchase price of the preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for dividends;

•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	the provisions for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange or market;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock or another series of the Company’s preferred stock, including the conversion price (or its manner of calculation) and conversion period;

•	the terms and conditions, if applicable, upon which preferred stock will be exchangeable into the Company’s debt securities, including the exchange price, or its manner of calculation, and exchange period;

•	voting rights, if any, of the preferred stock; a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•	whether interests in the preferred stock will be represented by depositary shares;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company’s affairs;

•	any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company’s affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions on the preferred stock.

Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company rank:

•	senior to all classes or series of the Company’s common stock, and to all equity securities issued by the Company the terms of which specifically provide that such equity securities rank junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of the Company;

•	on a parity with all equity securities issued by the Company that do not rank senior or junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of the Company; and

•	junior to all equity securities issued by the Company the terms of which do not specifically provide that such equity securities rank on a parity with or junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of the Company (including any entity with which the Company may be merged or consolidated or to which all or substantially all of the Company’s assets may be transferred or which transfers all or substantially all of the Company’s assets).

As used for these purposes, the term “equity securities” does not include convertible debt securities.

Transfer Agent and Registrar

The transfer agent and registrar for any series of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes important terms of our capital stock. For a complete description, you should refer to our certificate of incorporation and bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, as well as the relevant portions of the DGCL.

General

As of the date of this prospectus, the Company has authorized 500 million shares of common stock, par value $0.001 per share. As of August 6, 2019, there were 29,593,535 shares of common stock outstanding.

Voting Rights

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under our certificate of incorporation and our bylaws, our stockholders do not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors are able to elect all of the directors standing for election, if they should so choose.

Dividend Rights

Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are not entitled to receive ratably those dividends, if any, as may be declared from time to time by the Board out of legally available funds.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Other Rights and Preferences

Holders of our common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Registration Rights

Under our Amended and Restated Investor Rights Agreement, the holders of approximately 7.0 million shares of common stock, or their transferees, have the right to require us to register their shares under the Securities Act so that those shares may be publicly resold, or to include their shares in any registration statement we file, in each case as described below.

Demand Registration Rights

The holders of approximately 7.0 million shares of our common stock (on an as-converted basis), or their transferees, are entitled to certain demand registration rights. The holders of at least 55% of these shares can, on not more than three occasions, request that we register at least 40% of the shares issued to such holders, or a lesser percentage if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $5,000,000. These registration rights are further subject to specified conditions and limitations, including the right of the underwriters, if any, to limit the number of shares included in any such registration under specified circumstances. Upon such a request, we are required to use commercially reasonable efforts to effect the registration as soon as practicable.

Piggyback Registration Rights

In the event that we determine to register any of our securities under the Securities Act (subject to certain exceptions), either for our own account or for the account of other security holders, the holders of approximately 7.0 million shares of our common stock (on an as-converted basis), or their transferees, will be entitled to certain “piggyback” registration rights allowing the holders to include their shares in such registration, subject to certain marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act, other than with respect to a registration related to employee benefit plans, the offer and sale of debt securities, or corporate reorganizations or certain other transactions, the holders of these shares are entitled to notice of the registration and have the right, subject to limitations that the underwriters may impose on the number of shares included in the registration, to include their shares in the registration. In an underwritten offering, the managing underwriter, if any, has the right, subject to specified conditions, to limit the number of shares such holders may include.

Registration on Form S-3

The holders of approximately 7.0 million shares of our common stock (on an as-converted basis), or their transferees, are entitled to certain Form S-3 registration rights. The holders of at least 20% of these shares can make a written request that we register their shares on Form S-3 if we are eligible to file a registration statement on Form S-3 and if the aggregate price to the public of the shares offered is at least $500,000 net of certain expenses related to the sale of the shares. These stockholders may make an unlimited number of requests for registration on Form S-3, but in no event will we be required to file more than two registrations on Form S-3 within any 12-month period.

Expenses of Registration

We will pay all expenses relating to any demand, piggyback or Form S-3 registration, other than underwriting discounts and commissions, subject to specified conditions and limitations.

Termination of Registration Rights

The registration rights granted under the Amended and Restated Investor Rights Agreement will terminate, with respect to a particular holder, at the earlier of: (i) such time as that holder and its affiliates may sell all of their shares of common stock pursuant to Rule 144 under the Securities Act during any 90-day period; and (ii) the seven year anniversary of our initial public offering.

Anti-Takeover Provisions

The provisions of Delaware law, and our certificate of incorporation and our bylaws could have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our Board. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to specified exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Our Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our company, including the following:

•	Classified Board. Our certificate of incorporation provides for our Board to be divided into three classes with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, stockholders holding a majority of the shares of common stock outstanding is able to elect all of our directors. Our certificate of incorporation and our bylaws also provide that directors may be removed by the stockholders only for cause upon the vote of 66 2/3% or more of our outstanding common stock. Furthermore, the authorized number of directors may be changed only by resolution of the board of directors, and vacancies and newly created directorships on the board of directors may, except as otherwise required by law or determined by the board, only be filled by a majority vote of the directors then serving on the board, even though less than a quorum.

•	Classified Board. Our certificate of incorporation provides for our Board to be divided into three classes with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, stockholders holding a majority of the shares of common stock outstanding is able to elect all of our directors. Our certificate of incorporation and our bylaws also provide that directors may be removed by the stockholders only for cause upon the vote of 66 2/3% or more of our outstanding common stock. Furthermore, the authorized number of directors may be changed only by resolution of the board of directors, and vacancies and newly created directorships on the board of directors may, except as otherwise required by law or determined by the board, only be filled by a majority vote of the directors then serving on the board, even though less than a quorum.

•	Special Meetings of Stockholders and Stockholder Action by Written Consent. Our certificate of incorporation and bylaws provide that all stockholder actions must be effected at a duly called meeting of stockholders and eliminate the right of stockholders to act by written consent without a meeting. Our bylaws also provide that only our chairman of the board, Chief Executive Officer (or if there is no Chief Executive Officer, the President) or the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors may call a special meeting of stockholders.

•	Advance Notice Requirements for Stockholder Proposals. Our bylaws provide that stockholders seeking to present proposals before a meeting of stockholders, including the nomination of director candidates, must provide timely advance notice in writing, and specifies requirements as to the form and content of a stockholder’s notice.

•	Amendment to Certificate of Incorporation and Bylaws. Our certificate of incorporation and bylaws provide that the stockholders cannot amend the provisions described above except by a vote of 66 2/3% or more of our outstanding common stock.

The combination of these provisions makes it more difficult for our existing stockholders to replace our Board as well as for another party to obtain control of us by replacing our Board. Since our Board has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our Board to issue preferred stock with voting or other rights or preferences that could impede any attempt to effect a change of control of our company.

These provisions are intended to enhance the likelihood of continued stability in the composition of our Board and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts. We believe that the benefits of these provisions, including increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.

Choice of Forum

Our certificate of incorporation provides that the Court of Chancery of the state of Delaware (the “Chancery Court”) is the exclusive forum for: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a breach of fiduciary duty; (iii) any action asserting a claim against us arising pursuant to the DGCL, our certificate of incorporation or our bylaws; (iv) or any action asserting a claim against us that is governed by the internal affairs doctrine, in each case provided that the Chancery Court has subject matter jurisdiction. If the Chancery Court does not have subject matter jurisdiction, then such actions may be brought in any state court located in the state of Delaware (the “State Courts”) or, if and only if the State Courts lack subject matter jurisdiction, in the federal district court for the District of Delaware.

This exclusive forum provision does not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

Our certificate of incorporation further provides that the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, although stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. The enforceability of similar choice of forum provisions in some other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the choice of forum provisions contained in our certificate of incorporation to be inapplicable or unenforceable.

On December 19, 2018, the Delaware Chancery Court issued an opinion in Sciabacucchi v. Salzberg, C.A. No. 2017-0931-JTL, invalidating a provision in the certificates of incorporation of three Delaware corporations that each purported to limit to federal court the forum in which a stockholder could bring a claim under the Securities Act of 1933, as amended (the “Securities Act”). The Delaware Chancery Court held that a Delaware corporation can only use its constitutive documents to bind a plaintiff to a particular forum where the claim involves rights or relationships that were established by or under Delaware’s corporate law.

In light of the recent Sciabacucchi decision, the Company does not currently intend to enforce the federal forum selection provision in Article IX of its certificate of incorporation unless the Sciabacucchi decision is reversed on appeal. If the decision is not appealed or if the Delaware Supreme Court affirms the Delaware Chancery Court’s decision, then we will seek approval by our stockholders to amend our certificate of incorporation at our next regularly-scheduled annual meeting of stockholders to remove the invalid provision.

Limitation of Liability and Indemnification

Our certificate of incorporation provides that no director will be personally liable for monetary damages for breach of any fiduciary duty as a director, except with respect to liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL (governing distributions to stockholders); or

•	for any transaction from which the director derived any improper personal benefit.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The modification or repeal of this provision of our certificate of incorporation will not adversely affect any right or protection of a director existing at the time of such modification or repeal.

Our bylaws also provide that we will, to the fullest extent permitted by law, indemnify our directors and officers against all liabilities and expenses in any suit or proceeding or arising out of their status as an officer or director or their activities in these capacities. We will also indemnify any person who, at our request, is or was serving as a director, officer, employee, agent or trustee of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise. We may, by action of our Board, provide indemnification to our employees and agents within the same scope and effect as the foregoing indemnification of directors and officers.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc. 1717 Arch Street, Suite 1300, Philadelphia, Pennsylvania 19103.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our common stock, preferred stock or debt securities. We may issue warrants independently or together with any of our securities. Warrants also may be attached to other securities that we may issue. We may issue warrants in different series under separate warrant agreements or under a single warrant agreement between us and a specified warrant agent described in an applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

As of the date of this prospectus, we have (i) 12,321 warrants to purchase shares of common stock at an exercise price of $15.30 per share, (ii) 531,067 warrants to purchase shares of common stock at an exercise price of $12.60 per share, and (iii) 62,181 warrants to purchase shares of common stock at exercise prices ranging from $5.68 per share to $12.60 per share.

An applicable prospectus supplement will describe the specific terms of any warrants that we issue or offer, including:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currencies in which the price or prices of the warrants may be payable;

•	the designation, amount and terms of our capital stock or debt securities purchasable upon exercise of the warrants;

•	the designation and terms of our other securities, if any, that may be issued in connection with the warrants, and the number of warrants issued with each corresponding security;

•	if applicable, the date that the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	the prices and currencies for which the securities purchasable upon exercise of the warrants may be purchased;

•	the date that the warrants may first be exercised;

•	the date that the warrants expire;

•	the minimum or maximum amount of warrants that may be exercised at any one time;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	information with respect to book-entry procedures, if any;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of certain federal income tax considerations; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash the principal amount of debt securities, preferred stock or common stock at the applicable exercise price set forth in, or determined as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivering to the corporation trust office of the warrant agent or any other officer indicated in the applicable prospectus supplement (i) the warrant certificate properly completed and duly executed and (ii) payment of the amount due upon exercise. As soon as practicable following exercise, we will forward the debt securities, preferred stock or common stock purchasable upon exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants if the expiration date of the warrants has not occurred. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants. We may, but we will not be required to, permit the exercise of warrants through the delivery of a notice of guaranteed delivery from a bank, a trust company, or a New York Stock Exchange member guaranteeing delivery of (i) payment of the exercise price for the securities for which the warrant is being exercised, and (ii) a properly completed and executed warrant certificate. The notice of guaranteed delivery must be received by the warrant agent before the expiration of the warrants, and the warrant agent will not honor a notice of guaranteed delivery unless a properly completed and executed warrant certificate and full payment for the securities being purchased are received by the warrant agent by the close of business on the third business day after the expiration time of the warrants.

Governing Law

Unless we provide otherwise in an applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase shares of our common stock, preferred stock, or warrants in one or more series. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which the underwriters will purchase any of the offered securities remaining unsubscribed after the expiration of the rights offering. In connection with a rights offering to our stockholders, we will distribute certificates evidencing the rights and an applicable prospectus supplement to our stockholders on the record date that we set for receiving rights in the rights offering. An applicable prospectus supplement will describe the following terms of rights in respect of which this prospectus is being delivered:

•	the title of the rights;

•	the securities for which the rights are exercisable;

•	the exercise price for the rights;

•	the date of determining the security holders entitled to the rights distribution;

•	the number of the rights issued to each security holder;

•	the extent to which the rights are transferable;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the rights;

•	the date on which the right to exercise the rights shall commence, and the date on which the rights shall expire (subject to any extension);

•	the conditions to completion of the rights offering;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the rights;

•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the rights offering; and

•	any other terms of the rights, including terms, procedures and limits relating to the exchange or exercise of the rights.

Each right will entitle the holder to purchase an amount of securities for cash, at the exercise price. Rights may be exercised at any time up to the close of business on the expiration date of the rights. After the close of business on the expiration date, all unexercised rights will become void. The manner in which rights may be exercised will be described in an applicable prospectus supplement. We may, but are not be required to, permit the exercise of rights through the delivery of a notice of guaranteed delivery from a bank, a trust company, or a New York Stock Exchange member guaranteeing delivery of (i) payment of the exercise price for the securities for which the rights are being exercised, and (ii) a properly completed and executed rights certificate. The notice of guaranteed delivery must be received by the rights agent before the expiration of the rights, and the rights agent will not honor a notice of guaranteed delivery unless a properly completed and executed rights certificate and full payment for the securities being purchased are received by the rights agent by the close of business on the third business day after the expiration time of the rights. Upon receipt of payment and the proper completion and due execution of the rights certificate at the designated office of the rights agent or any other office indicated in an applicable prospectus supplement, we or the transfer agent will forward, as soon as practicable, the securities purchased upon the exercise of the rights. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of the methods, including pursuant to standby underwriting arrangements, as set forth in an applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in an applicable prospectus supplement. The terms of any units offered under an applicable prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference to reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more debt securities, common stock, preferred stock, warrants and/or units in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in an applicable prospectus supplement the terms of the series of units, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Preferred Stock,” “Description of Capital Stock,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” will apply to each unit and to any preferred stock, common stock, debt security, warrant or right included in each unit, respectively.

Issuance in Series

We may issue units in the amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent and any of its agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units, despite any notice to the contrary.

EXPERTS

The consolidated financial statements of electroCore, Inc. Subsidiaries and Affiliate as of December 31, 2018 and 2017, and for each of the years in the two-year period ended December 31, 2018, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

If and when the securities being registered hereunder are issued, the validity of such issuance will be passed upon for the Company by Dentons US LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and periodic reports, proxy statements and other information with the SEC. You may read and copy any materials that the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Many of the Company’s SEC filings are also available to the public from the SEC’s Website at www.sec.gov. The Company makes available free of charge its annual, quarterly and current reports, proxy statements and other information upon request. To request such materials, please contact the Corporate Secretary at the following address or telephone number: electroCore, Inc., 150 Allen Road, Suite 201, Basking Ridge, New Jersey 07920, Attention: Corporate Secretary; (973) 290-0097. Exhibits to the documents will not be sent, unless those exhibits have specifically been incorporated by reference in this prospectus.

The Company maintains its website at www.electrocore.com. The Company’s website and the information contained therein or connected thereto are not incorporated into this Registration Statement.

The Company has filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the securities the Company is offering by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Please refer to the registration statement and its exhibits and schedules for further information with respect to the Company and the Company’s securities. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, the Company refers you to the copy of that contract or document filed as an exhibit to the registration statement. You may read and obtain a copy of the registration statement and its exhibits and schedules from the SEC, as described in the preceding paragraph.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows the Company to “incorporate by reference” the information the Company files with them, which means that the Company can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that the Company files later with the SEC will automatically update and supersede this information. The Company incorporates by reference the documents filed with SEC listed below:

•	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 28, 2019.

•	The Company’s Quarterly Reports on Form 10-Q filed with the SEC on May 15, 2019 and August 14, 2019.

•	The Company’s Current Reports on Form 8-K and amendment to Current Report on Form 8-K, filed with the SEC on May 30, 2019, June 4, 2019, June 7, 2019, June 10, 2019 and July 15, 2019.

•	The description of the Company’s capital stock is incorporated herein by reference to the description included under the caption “Description of Capital Stock” of the prospectus included in the Registration Statement on Form S-1 (File No. 333-225084) filed by the Company with the SEC on June 11, 2018.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. However, any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission, including without limitation any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K, shall not be deemed to be incorporated by reference in this Registration Statement.

Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

          Shares

COMMON STOCK

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

Ladenburg Thalmann

Co-Manager

Paulson Investment Company

The date of this prospectus supplement is June   , 2021